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News Release
HP Inc. Reports Fiscal 2019 Second Quarter Results

PALO ALTO, CA – (GlobeNewswire) – May 23, 2019 – HP (NYSE: HPQ)
●	Second quarter GAAP diluted net earnings per share ("EPS") of $0.51, above the previously provided outlook of $0.45 to $0.48 per share
●	Second quarter non-GAAP diluted net EPS of $0.53, within the previously provided outlook of $0.50 to $0.53 per share
●	Second quarter net revenue of $14.0 billion, up 0.2% from the prior-year period
●	Second quarter net cash provided by operating activities of $0.9 billion, free cash flow of $0.7 billion
●	Second quarter returned $0.9 billion to shareholders in the form of share repurchases and dividends

HP Inc. fiscal 2019 second quarter financial performance
	Q2 FY19	Q2 FY18	Y/Y
GAAP net revenue ($B)	$14.0	$14.0	0.2%
GAAP operating margin	6.6%	6.5%	0.1 pts
GAAP net earnings ($B)	$0.8	$1.1	(26.1)%
GAAP diluted net EPS	$0.51	$0.64	(20.3)%
Non-GAAP operating margin	7.4%	7.3%	0.1 pts
Non-GAAP net earnings ($B)	$0.8	$0.8	2.9%
Non-GAAP diluted net EPS	$0.53	$0.48	10.4%
Net cash provided by operating activities ($B)	$0.9	$1.1	(18.0)%
Free cash flow ($B)	$0.7	$0.9	(20.3)%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. (“HP”) announced fiscal 2019 second quarter net revenue of $14.0 billion, up 0.2% (up 2% in constant currency) from the prior-year period.

Second quarter GAAP diluted net EPS was $0.51, down from $0.64 in the prior-year period and above the previously provided outlook of $0.45 to $0.48. Second quarter non-GAAP diluted net EPS was $0.53, up from $0.48 in the prior-year period and within the previously provided outlook of $0.50 to $0.53. Second quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $39 million, or $0.02 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, and tax adjustments.

“We delivered solid Q2 financial results, with strong non-GAAP EPS growing double-digits and coming in at the high end of our outlook,” said Dion Weisler, HP’s President and CEO. “We continue to strike the right balance between driving results today and investing in innovation to deliver long term financial performance.”

Asset management
HP’s net cash provided by operating activities in the second quarter of fiscal 2019 was $0.9 billion. Accounts receivable ended the quarter at $5.4 billion, up 4-days quarter over quarter to 35 days. Inventory ended the quarter at $5.4 billion, up 1-day quarter over quarter to 43 days. Accounts payable ended the quarter at $13.8 billion, up 2 days quarter over quarter to 110 days.

HP generated $0.7 billion of free cash flow in the second quarter. Free cash flow includes net cash provided by operating activities of $0.9 billion less net investments in and proceeds from the sale of property, plant and equipment of $114 million.

HP’s dividend payment of $0.1602 per share in the second quarter resulted in cash usage of $0.2 billion. HP also utilized $0.7 billion of cash during the quarter to repurchase approximately 33.6 million shares of common stock in the open market. As a result, HP returned 125% of its second quarter free cash flow to shareholders. HP exited the quarter with $3.6 billion in gross cash, which includes cash and cash equivalents and short-term investments.

Fiscal 2019 second quarter segment results

•
Personal Systems net revenue was up 2% year over year (up 5% in constant currency) with a 4.3% operating margin. Commercial net revenue increased 7% and Consumer net revenue decreased 9%. Total units were down 1% with Notebooks units down 5% and Desktops units up 6%.

•
Printing net revenue was down 2% year over year (down 2% in constant currency) with a 16.4% operating margin. Total hardware units were down 4% with Commercial hardware units down 3% and Consumer hardware units down 4%. Supplies net revenue was down 3% (down 3% in constant currency).

Outlook
For the fiscal 2019 third quarter, HP estimates GAAP diluted net EPS to be in the range of $0.49 to $0.52 and non-GAAP diluted net EPS to be in the range of $0.53 to $0.56. Fiscal 2019 third quarter non-GAAP diluted net EPS estimates exclude $0.04 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

For fiscal 2019, HP is updating its estimate of GAAP diluted net EPS to be in the range of $2.04 to $2.11 and revises its previous estimate of non-GAAP diluted net EPS to be in the range of $2.14 to $2.21. Fiscal 2019 non-GAAP diluted net EPS estimates exclude $0.10 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY19 Q2 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2019Q2Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) creates technology that makes life better for everyone, everywhere. Through our product and service portfolio of personal systems, printers and 3D printing solutions, we engineer experiences that amaze. More information about HP Inc. is available at hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net EPS, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our sustainability goals, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP's tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarters ended April 30, 2019 and July 31, 2019, Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and HP’s other filings with the Securities and Exchange Commission. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2019	January 31, 2019	April 30, 2018
Net revenue	$14,036	$14,710	$14,003
Costs and expenses:
Cost of revenue	11,307	12,098	11,301
Research and development	353	344	356
Selling, general and administrative(a)	1,339	1,248	1,318
Restructuring and other charges	69	55	57
Acquisition-related charges	11	10	45
Amortization of intangible assets	29	29	20
Total costs and expenses	13,108	13,784	13,097

Earnings from operations	928	926	906
Interest and other, net(a)	(45)	(26)	(823)
Earnings before taxes	883	900	83
(Provision for) benefit from taxes	(101)	(97)	975
Net earnings	$782	$803	$1,058

Net earnings per share:
Basic	$0.51	$0.52	$0.65
Diluted	$0.51	$0.51	$0.64

Cash dividends declared per share	$—	$0.32	$—

Weighted-average shares used to compute net earnings per share:
Basic	1,529	1,556	1,630
Diluted	1,536	1,567	1,646

(a)
Pursuant to adoption of Accounting Standards Update (“ASU”) 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, in the first quarter of fiscal year 2019, HP now reclassifies all components (excluding service cost component) of net periodic benefit cost from Selling, general and administrative expenses to Interest and other, net. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Six months ended
	April 30, 2019	April 30, 2018
Net revenue	$28,746	$28,520
Costs and expenses:
Cost of revenue	23,405	23,236
Research and development	697	703
Selling, general and administrative(a)	2,587	2,547
Restructuring and other charges	124	88
Acquisition-related charges	21	87
Amortization of intangible assets	58	40
Total costs and expenses	26,892	26,701

Earnings from operations	1,854	1,819
Interest and other, net(a)	(71)	(831)
Earnings before taxes	1,783	988
(Provision for) benefit from taxes	(198)	2,008
Net earnings	$1,585	$2,996

Net earnings per share:
Basic	$1.03	$1.83
Diluted	$1.02	$1.81

Cash dividends declared per share	$0.32	$0.28

Weighted-average shares used to compute net earnings per share:
Basic	1,543	1,640
Diluted	1,551	1,658

(a)
Pursuant to adoption of Accounting Standards Update (“ASU”) 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, in the first quarter of fiscal year 2019, HP now reclassifies all components (excluding service cost component) of net periodic benefit cost from Selling, general and administrative expenses to Interest and other, net. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2019		January 31, 2019		April 30, 2018
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$782	$0.51	$803	$0.51	$1,058	$0.64
Non-GAAP adjustments:
Restructuring and other charges	69	0.03	55	0.04	57	0.03
Acquisition-related charges	11	0.01	10	0.01	45	0.03
Amortization of intangible assets	29	0.02	29	0.02	20	0.01
Non-operating retirement-related credits	(10)	(0.01)	(12)	(0.01)	(53)	(0.03)
Debt extinguishment costs	—	—	—	—	126	0.08
Tax adjustments(a)	(60)	(0.03)	(76)	(0.05)	(455)	(0.28)
Non-GAAP net earnings	$821	$0.53	$809	$0.52	$798	$0.48

GAAP earnings from operations(b)	$928		$926		$906
Non-GAAP adjustments:
Restructuring and other charges	69		55		57
Acquisition-related charges	11		10		45
Amortization of intangible assets	29		29		20
Non-GAAP earnings from operations	$1,037		$1,020		$1,028

GAAP operating margin(b)	7%		6%		7%
Non-GAAP adjustments	0%		1%		0%
Non-GAAP operating margin	7%		7%		7%

(a)	Includes tax impact on non-GAAP adjustments.

(b)
Pursuant to adoption of Accounting Standards Update (“ASU”) 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, in the first quarter of fiscal year 2019, HP now reclassifies all components (excluding service cost component) of net periodic benefit cost from Selling, general and administrative expenses to Interest and other, net. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six months ended
	April 30, 2019		April 30, 2018
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$1,585	$1.02	$2,996	$1.81
Non-GAAP adjustments:
Restructuring and other charges	124	0.07	88	0.05
Acquisition-related charges	21	0.01	87	0.05
Amortization of intangible assets	58	0.04	40	0.02
Non-operating retirement-related credits	(22)	(0.01)	(109)	(0.07)
Defined benefit plan settlement charges	—	—	1	—
Debt extinguishment costs	—	—	126	0.08
Tax adjustments(a)	(136)	(0.08)	(1,628)	(0.97)
Non-GAAP net earnings	$1,630	$1.05	$1,601	$0.97

GAAP earnings from operations(b)	$1,854		$1,819
Non-GAAP adjustments:
Restructuring and other charges	124		88
Acquisition-related charges	21		87
Amortization of intangible assets	58		40
Non-GAAP earnings	$2,057		$2,034

GAAP operating margin(b)	6%		6%
Non-GAAP adjustments	1%		1%
Non-GAAP operating margin	7%		7%

(a)	Includes tax impact on non-GAAP adjustments.

(b)
Pursuant to adoption of Accounting Standards Update (“ASU”) 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost”, in the first quarter of fiscal year 2019, HP now reclassifies all components (excluding service cost component) of net periodic benefit cost from Selling, general and administrative expenses to Interest and other, net. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	April 30, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,556	$5,166
Accounts receivable, net	5,414	5,113
Inventory	5,394	6,062
Other current assets	3,921	5,046
Total current assets	18,285	21,387
Property, plant and equipment, net	2,412	2,198
Goodwill	6,349	5,968
Other non-current assets	4,900	5,069
Total assets	$31,946	$34,622

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$290	$1,463
Accounts payable	13,839	14,816
Employee compensation and benefits	826	1,136
Taxes on earnings	206	340
Other accrued liabilities	8,042	7,376
Total current liabilities	23,203	25,131
Long-term debt	4,749	4,524
Other non-current liabilities	5,481	5,606
Stockholders' deficit	(1,487)	(639)
Total liabilities and stockholders' deficit	$31,946	$34,622

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	April 30, 2019	April 30, 2018
Cash flows from operating activities:
Net earnings	$782	$1,058
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	181	127
Stock-based compensation expense	66	63
Restructuring and other charges	69	57
Deferred taxes on earnings	15	397
Other, net	118	185
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(314)	(234)
Inventory	171	86
Accounts payable	(779)	201
Taxes on earnings	(11)	(1,528)
Restructuring and other	(33)	(44)
Other assets and liabilities	596	682
Net cash provided by operating activities	861	1,050
Cash flows from investing activities:
Investment in property, plant and equipment	(114)	(113)
Purchases of available-for-sale securities and other investments	—	(36)
Maturities and sales of available-for-sale securities and other investments	410	206
Collateral posted for derivative instruments	(2)	(293)
Collateral returned for derivative instruments	2	857
Net cash provided by investing activities	296	621
Cash flows from financing activities:
(Payment of) Proceeds from short-term borrowings with original maturities less than 90 days, net	(1)	943
Proceeds from short-term borrowings with original maturities greater than 90 days	—	100
Proceeds from debt, net of issuance costs	24	—
Payment of short-term borrowings with original maturities greater than 90 days	—	(969)
Payment of debt	(62)	(1,985)
Stock-based award activities	7	40
Repurchase of common stock	(691)	(801)
Cash dividends paid	(245)	(227)
Net cash used in financing activities	(968)	(2,899)
Increase (Decrease) in cash and cash equivalents	189	(1,228)
Cash and cash equivalents at beginning of period	3,367	5,475
Cash and cash equivalents at end of period	$3,556	$4,247

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Six months ended
	April 30, 2019	April 30, 2018
Cash flows from operating activities:
Net earnings	$1,585	$2,996
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	349	256
Stock-based compensation expense	173	148
Restructuring and other charges	124	88
Deferred taxes on earnings	118	(3,316)
Other, net	113	198
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(103)	38
Inventory	362	450
Accounts payable	(963)	(277)
Taxes on earnings	—	935
Restructuring and other	(79)	(177)
Other assets and liabilities	44	707
Net cash provided by operating activities	1,723	2,046
Cash flows from investing activities:
Investment in property, plant and equipment	(303)	(242)
Proceeds from sale of property, plant and equipment	—	110
Purchases of available-for-sale securities and other investments	(69)	(304)
Maturities and sales of available-for-sale securities and other investments	754	345
Collateral posted for derivative instruments	(32)	(901)
Collateral returned for derivative instruments	32	910
Payments made in connection with business acquisitions, net of cash acquired	(404)	(1,020)
Net cash used in investing activities	(22)	(1,102)
Cash flows from financing activities:
(Payments of) Proceeds from short-term borrowings with original maturities less than 90 days, net	(856)	837
Proceeds from short-term borrowings with original maturities greater than 90 days	—	300
Proceeds from debt, net of issuance costs	64	—
Payment of short-term borrowings with original maturities greater than 90 days	—	(1,087)
Payment of debt	(538)	(2,026)
Stock-based award activities	(76)	2
Repurchase of common stock	(1,411)	(1,263)
Cash dividends paid	(494)	(457)
Net cash used in financing activities	(3,311)	(3,694)
Decrease in cash and cash equivalents	(1,610)	(2,750)
Cash and cash equivalents at beginning of period	5,166	6,997
Cash and cash equivalents at end of period	$3,556	$4,247

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2019	January 31, 2019	April 30, 2018
Net revenue:(a)
Personal Systems	$8,921	$9,657	$8,762
Printing	5,116	5,056	5,241
Corporate Investments	—	1	1
Total segments	14,037	14,714	14,004
Other	(1)	(4)	(1)
Total net revenue	$14,036	$14,710	$14,003

Earnings before taxes:(a),(b)
Personal Systems	$385	$410	$329
Printing	839	821	837
Corporate Investments	(24)	(24)	(21)
Total segment earnings from operations	1,200	1,207	1,145
Corporate and unallocated costs and other	(97)	(80)	(54)
Stock-based compensation expense	(66)	(107)	(63)
Restructuring and other charges	(69)	(55)	(57)
Acquisition-related charges	(11)	(10)	(45)
Amortization of intangible assets	(29)	(29)	(20)
Interest and other, net	(45)	(26)	(823)
Earnings before taxes	$883	$900	$83

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)
Pursuant to adoption of ASU 2017-07 in the first quarter of fiscal year 2019, HP now reclassifies market-related retirement credits and all other components (excluding service cost component) of net periodic benefit cost to Interest and other, net in Consolidated Condensed Statement of Earnings. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six months ended
	April 30, 2019	April 30, 2018
Net revenue:(a)
Personal Systems	$18,578	$18,202
Printing	10,172	10,317
Corporate Investments	1	2
Total segments	28,751	28,521
Other	(5)	(1)
Total net revenue	$28,746	$28,520

Earnings before taxes:(a),(b)
Personal Systems	$795	$664
Printing	1,660	1,636
Corporate Investments	(48)	(40)
Total segment earnings from operations	2,407	2,260
Corporate costs and eliminations	(177)	(78)
Stock-based compensation expense	(173)	(148)
Restructuring and other charges	(124)	(88)
Acquisition-related charges	(21)	(87)
Amortization of intangible assets	(58)	(40)
Interest and other, net	(71)	(831)
Earnings before taxes	$1,783	$988

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)
Pursuant to adoption of ASU 2017-07 in the first quarter of fiscal year 2019, HP now reclassifies market-related retirement credits and all other components (excluding service cost component) of net periodic benefit cost to Interest and other, net in Consolidated Condensed Statement of Earnings. HP reflected this change in prior reporting periods on an as-if basis.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	April 30, 2019	January 31, 2019	April 30, 2018	Q/Q	Y/Y
Net revenue:(a)
Personal Systems
Notebooks	$5,099	$5,919	$5,153	(14)%	(1)%
Desktops	2,940	2,857	2,752	3%	7%
Workstations	569	562	538	1%	6%
Other	313	319	319	(2)%	(2)%
Total Personal Systems	8,921	9,657	8,762	(8)%	2%
Printing
Supplies	3,331	3,267	3,434	2%	(3)%
Commercial Hardware	1,179	1,090	1,145	8%	3%
Consumer Hardware	606	699	662	(13)%	(8)%
Total Printing	5,116	5,056	5,241	1%	(2)%
Corporate Investments(b)	—	1	1	NM	NM
Total segments	14,037	14,714	14,004	(5)%	—%
Other(b)	(1)	(4)	(1)	NM	NM
Total net revenue	$14,036	$14,710	$14,003	(5)%	—%

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Six months ended		Change (%)
	April 30, 2019	April 30, 2018	Y/Y
Net revenue:(a)
Personal Systems
Notebooks	$11,018	$10,748	3%
Desktops	5,797	5,707	2%
Workstations	1,131	1,081	5%
Other	632	666	(5)%
Total Personal Systems	18,578	18,202	2%
Printing
Supplies	6,598	6,785	(3)%
Commercial Hardware	2,269	2,182	4%
Consumer Hardware	1,305	1,350	(3)%
Total Printing	10,172	10,317	(1)%
Corporate Investments(b)	1	2	NM
Total segments	28,751	28,521	1%
Other(b)	(5)	(1)	NM
Total net revenue	$28,746	$28,520	1%

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change in Operating Margin (pts)
	April 30, 2019	January 31, 2019	April 30, 2018	Q/Q		Y/Y
Segment operating margin:(a)
Personal Systems	4.3%	4.2%	3.8%	0.1	pts	0.5	pts
Printing	16.4%	16.2%	16.0%	0.2	pts	0.4	pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segments	8.5%	8.2%	8.2%	0.3	pts	0.3	pts

(a)
Effective at the beginning of its first quarter of fiscal year 2019, HP implemented an organizational change to align its business unit financial reporting more closely with its current business structure. The organizational change resulted in the transfer of certain Samsung-branded product categories from Commercial to Consumer within the Printing segment. HP reflected this change to its business unit information in prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2019	January 31, 2019	April 30, 2018
Numerator:
GAAP net earnings	$782	$803	$1,058
Non-GAAP net earnings	$821	$809	$798

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,529	1,556	1,630
Dilutive effect of employee stock plans(a)	7	11	16
Weighted-average shares used to compute diluted net earnings per share	1,536	1,567	1,646

GAAP diluted net earnings per share	$0.51	$0.51	$0.64
Non-GAAP diluted net earnings per share	$0.53	$0.52	$0.48

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Six months ended
	April 30, 2019	April 30, 2018
Numerator:
GAAP net earnings	$1,585	$2,996
Non-GAAP net earnings	$1,630	$1,601

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,543	1,640
Dilutive effect of employee stock plans(a)	8	18
Weighted-average shares used to compute diluted net earnings per share	1,551	1,658

GAAP diluted net earnings per share	$1.02	$1.81
Non-GAAP diluted net earnings per share	$1.05	$0.97

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly average exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets and non-operating retirement-related (credits)/charges. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, debt extinguishment cost, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination costs and benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to HP's operating performance in other periods.

•
HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past operating performance in other periods.

•
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•
HP incurred defined benefit plan settlement charges relating to the U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•
HP incurred debt extinguishment costs related to the March 2018 repurchase of certain of its outstanding U.S. dollar global notes. These costs primarily included bond repurchase premiums and losses from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•	Tax adjustments include U.S. tax reform adjustment and net tax indemnification amounts.

•
HP recorded U.S. tax reform adjustment as one-time charges relating to the enactment of the Tax Cuts and Jobs Act of 2017. These charges encompass several elements, including the reversal of previously accrued taxes on unrepatriated overseas profits, a one-time transition tax on accumulated overseas profits and the revaluation of deferred tax assets and liabilities to the new U.S. tax rate. HP has completed the accounting for the tax effects of the Tax Cuts and Jobs Act within the one year measurement period. However, new guidance issued by regulators and new positions taken or elections made by HP may materially impact the provision for income taxes and effective tax rate in the period in which the adjustments are made.

•
As a part of the separation of Hewlett Packard Enterprise Company from HP Inc. (the “Separation”), HP evaluates all tax uncertain positions to determine the indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as net tax indemnifications amounts for the quarter.

•	HP also recorded other tax adjustments including tax benefits primarily related to the realizability of certain deferred tax assets.
HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations less the net of investments in and proceeds from sales of property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes the effect of investment in and proceeds from the sale of property, plant and equipment that are not reflected in net cash provided by operating activities, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and unrealized gains/losses on fair value hedges and interest rate swaps.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•
Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related (credits)/charges, defined benefit plan settlement charges, and tax adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS can have a material impact on the equivalent GAAP earnings measure and cash flows.

•	HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.